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                                                                    Exhibit 2.12

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                           KENDLE INTERNATIONAL INC.,

                                  K.A.U., INC.,


                        HEALTH CARE COMMUNICATIONS, INC.

                                       and

                            GEOFFREY H. KALISH, M.D.,

                                BRADLEY D. KALISH

                                       and

                                   JILL KALISH


                                  June 27, 1999

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TABLE OF CONTENTS
-----------------

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
1.       DEFINITIONS..............................................................................................1
2.1.     PURCHASE AND SALE OF ASSETS..............................................................................7
         (a)      SALE OF ASSETS..................................................................................9
         (b)       EXCLUDED ASSETS................................................................................9
         (c)      ASSUMED LIABILITIES............................................................................11
         (d)      SELLER'S LIABILITIES GENERALLY NOT ASSUMED.....................................................12
         (e)      AGREED CLOSING TIME............................................................................14
2.2      PURCHASE PRICE    ......................................................................................14
         (a)      PURCHASE PRICE.................................................................................14
         (b)      EARNOUT AMOUNT.................................................................................14
         (c)      COLLAR MECHANISM...............................................................................18
         (d)      CHANGE OF CONTROL..............................................................................19
         (e)      POST-CLOSING GOVERNANCE........................................................................19
         (f)      ARBITRATION....................................................................................23
         (g)      ALLOCATION OF PURCHASE PRICE...................................................................24
         (h)      CLOSING PRORATIONS.............................................................................25
3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION...............................................25
         (a)      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.............................................25
         (b)      REPRESENTATIONS AND WARRANTIES OF K.A.U., INC. AND KENDLE......................................26
4.       REPRESENTATIONS AND WARRANTIES CONCERNING HCC...........................................................28
         (a)      ORGANIZATION, QUALIFICATION, AND CORPORATE POWER...............................................29
         (b)      CAPITALIZATION.................................................................................29
         (c)      NONCONTRAVENTION...............................................................................29
         (d)      BROKERS' FEES..................................................................................30
         (e)      TITLE TO ASSETS................................................................................30
         (f)      CONDITION OF ASSETS............................................................................30
         (g)      SUBSIDIARIES...................................................................................30
         (h)      FINANCIAL STATEMENTS...........................................................................30
         (i)      LEGAL COMPLIANCE...............................................................................30
         (j)      TAX MATTERS....................................................................................31
         (k)      REAL PROPERTY..................................................................................32
         (l)      INTELLECTUAL PROPERTY..........................................................................33
         (m)      CONTRACTS......................................................................................37
         (n)      NOTES AND ACCOUNTS RECEIVABLE..................................................................38
         (o)      POWERS OF ATTORNEY.............................................................................39
         (p)      INSURANCE......................................................................................39
         (q)      LITIGATION.....................................................................................39
         (r)      EMPLOYEE BENEFITS..............................................................................40
         (s)      GUARANTIES.....................................................................................42
         (t)      ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS......................................................42
         (u)      CERTAIN BUSINESS RELATIONSHIPS WITH HCC........................................................43
         (vi      EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END...............................................43
         (w)      UNDISCLOSED LIABILITIES........................................................................46
         (xi      GOVERNMENTAL LICENSES, PERMITS AND RELATED APPROVALS...........................................46

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
         (y)      DISCLOSURE.....................................................................................46
         (z)      INVESTMENT.....................................................................................46
F.       PRE-CLOSING COVENANTS...................................................................................47
         (a)      GENERAL........................................................................................47
         (b)      NOTICES AND CONSENTS...........................................................................47
         (c)      BULK SALES COMPLIANCE..........................................................................47
         (d)      OPERATION OF BUSINESS..........................................................................47
         (e)      PRESERVATION OF BUSINESS.......................................................................47
         (f)      FULL ACCESS....................................................................................48
         (g)      NOTICE OF DEVELOPMENTS.........................................................................48
         (h)      EXCLUSIVITY....................................................................................48
         (i)      AUDIT..........................................................................................49
         (j)      CONFIDENTIALITY................................................................................49
G.       POST-CLOSING COVENANTS..................................................................................49
         (a)      GENERAL........................................................................................49
         (b)      LITIGATION SUPPORT.............................................................................49
         (c)      INSURANCE......................................................................................50
         (d)      CONFIDENTIALITY................................................................................50
         (e)      TAX DISTRIBUTION...............................................................................50
         (f)      PAYMENT OF TAXES AND FEES......................................................................51
         (g)      ACCESS TO RECORDS..............................................................................51
         (h)      ASSIGNABILITY..................................................................................51
H.       THE CLOSING.............................................................................................52
I.       CONDITIONS TO OBLIGATION TO CLOSE.......................................................................52
         (a)      CONDITIONS TO OBLIGATION OF KENDLE.............................................................52
         (b)      CONDITIONS TO OBLIGATION OF THE SELLER.........................................................55
J.       OBLIGATIONS OF SELLER AT CLOSING........................................................................57
         (a)      DOCUMENTS RELATING TO TITLE OF ASSETS..........................................................57
         (b)      POSSESSION.....................................................................................57
         (c)      THIRD PARTY CONSENTS...........................................................................57
         (d)      CHANGE OF NAME.................................................................................58
         (e)      ADDITIONALLY REQUESTED DOCUMENTS; POST CLOSING ASSISTANCE......................................58
K.       OBLIGATIONS OF PURCHASER AT CLOSING.....................................................................58
         (a)      PURCHASE PRICE.................................................................................58
         (b)      CORPORATE GOOD STANDING AND CERTIFIED BOARD RESOLUTIONS........................................58
L.       REMEDIES FOR BREACHES OF THIS AGREEMENT.................................................................58
         (a)      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.......................................58
         (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF KENDLE...............................................59
         (c)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER AND SHAREHOLDERS..........................61
         (d)      MATTERS INVOLVING THIRD PARTIES................................................................61
         (e)      DETERMINATION OF ADVERSE CONSEQUENCES..........................................................63
M.       NON-COMPETITION COVENANT................................................................................63
         (a)      BASIC COVENTANT................................................................................63
         (b)      REMEDIES FOR BREACH OF NON-COMPETITION COVENANT................................................64


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
         (c)      LIQUIDIATED DAMAGES............................................................................64
N.       TERMINATION.............................................................................................64
         (a)      TERMINATION OF AGREEMENT.......................................................................64
         (b)      EFFECT OF TERMINATION..........................................................................65
O.       MISCELLANEOUS...........................................................................................65
         (a)      [INTENTIONALLY OMITTED]........................................................................66
         (b)      PRESS RELEASES AND PUBLIC ANNOUNCEMENTS........................................................66
         (c)      NO THIRD-PARTY BENEFICIARIES...................................................................66
         (d)      ENTIRE AGREEMENT...............................................................................66
         (e)      SUCCESSION AND ASSIGNMENT......................................................................66
         (f)      COUNTERPARTS...................................................................................66
         (g)      HEADINGS.......................................................................................66
         (h)      NOTICES........................................................................................67
         (i)      GOVERNING LAW..................................................................................68
         (j)      AMENDMENTS AND WAIVERS.........................................................................68
         (k)      SEVERABILITY...................................................................................68
         (l)      EXPENSES.......................................................................................68
         (m)      CONSTRUCTION...................................................................................68
         (n)      INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES..............................................69
         (o)      SPECIFIC PERFORMANCE...........................................................................69
         (p)      KENDLE GUARANTEE...............................................................................69

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 27th day of June, 1999, by and among KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle"), K.A.U., INC., an Ohio corporation ("Purchaser"), HEALTH CARE COMMUNICATIONS, INC., a New Jersey corporation ("HCC" or "Seller"), and GEOFFREY H. KALISH, M.D., BRADLEY D. KALISH, and JILL KALISH (collectively referred to herein as "Shareholders").

                                    RECITALS

         A. The Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets of Seller as such exist on the Closing Date, upon the terms and conditions set forth herein.

         B. The Shareholders own all of the issued and outstanding capital stock of HCC.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings and agreements herein made, the Parties agree as follows:

         1. DEFINITIONS

         "HCC" has the meaning set forth in the preamble above and shall include all predecessor entities.

         "HCC MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 8(a)(xi).

         "HCC MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 4(i) below.

         "HCC SHARE" means any share of the common stock, no par value, of HCC.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including (without limitation) court costs and reasonable attorneys' fees and expenses.

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         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "ASSUMED CONTRACTS" has the meaning set forth in Section 2.1(c)(iii) below.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.1(c) below.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that, a reasonable person would recognize, forms or could form the basis for any specified consequence.

         "CASH CLOSING PAYMENT" has the meaning set forth in Section 2.2(a)(i) below.

         "CLOSING" has the meaning set forth in Section 7 below.

         "CLOSING DATE" has the meaning set forth in Section 7 below.

         "CLOSING SHARES" has the meaning set forth in Section 2.2(a)(ii) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "CONTROLLED GROUP" has the meaning set forth in Code Section 1563.

         "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Parties hereto pursuant to Section 2.1,3, and 4 below.

         "EARNOUT AMOUNT" has the meaning set forth in Section 2.2(b) below.

         "EBIT" means earnings before interest and taxes, calculated in accordance with GAAP.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan

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(including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or
material fringe benefit or other retirement, bonus, or incentive plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 8(a)(vii) below.

         "ENCUMBRANCE" means any Security Interest, warrant, option, purchase right, preemptive right or other right or claim of any character.

         "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") 42 U.S.C. Section 9601 ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 ET. SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C.
Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 ET SEQ.; and their counterparts under any state or local laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

         "ESCROW AGREEMENT" has the meaning set forth in Section 8(a)(xiv).

         "EXCHANGE ACT" has the meaning set forth in Section 3(b)(v) below.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.1(b) below.

         "EXPIRATION DATE" has the meaning set forth in Section 13.

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(h) below.

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         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority.

         ""HCC Business" has the meaning set forth in Section 12 below.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 11(d)(i) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 11(d)(i) below.

         "INSIDE SHAREHOLDERS" shall mean Geoffrey H. Kalish, M.D. and Bradley
D. Kalish.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including related technical documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KENDLE" has the meaning set forth in the preface above.



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         "KENDLE MATERIAL ADVERSE CHANGE" has the meaning set forth in Section
8(b)(vii) below.

         "KENDLE SHARES" has the meaning set forth in Section 2.2(a)(ii) below.

         "KNOWLEDGE" means the actual knowledge of any given party plus such additional knowledge that such person would have if such person made a reasonably diligent inquiry with respect thereto (such inquiry not extending beyond the books and records, property and senior management of the Seller or the Shareholders as applicable).

         "KNOWLEDGE OF THE SELLER" means the Knowledge of all directors and officers of HCC, Geoffrey H. Kalish, M.D., Bradley D. Kalish and Jill Kalish.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (without limitation) any liability for Taxes.

         "MARKET VALUE" has the meaning set forth in Section 2.2(a)(ii) below.

         "Most Recent Balance Sheet" has the meaning set forth in Section 4(h) below.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(h) below.

          "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "NON-ASSUMED LIABILITIES" has the meaning set forth Section 2.1(d) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTIES" means the Purchaser, Kendle, Seller and Shareholders.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an



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unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PURCHASE PRICE" has the meaning set forth in Section 2.2(a) below.

         "PURCHASER" has the meaning set forth in the preamble above.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 4(z) below.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

         "SEC" has the meaning set forth in Section 3(b)(v) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER'S ASSETS" has the meaning set forth in Section  2.1(a) below.

         "SELLER'S BUSINESS" means HCC's Business.

         "SHAREHOLDERS" has the meaning set forth in the preamble above.

         "SUBSIDIARY" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other voting equity or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body.

         "TAX" means any federal, state, local, or foreign income, goods and services, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, capital, franchise, profits, withholding, social security



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(or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, written claim for refund, or information return relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 11(d)(i) below. CC.

         2.1.     PURCHASE AND SALE OF ASSETS.

                  (a) SALE OF ASSETS. Subject to, and effective as of, the Closing, Seller, upon the terms and conditions hereinafter set forth, hereby sells, assigns, conveys, transfers and delivers to Purchaser, free and clear of all Encumbrances, all of the assets, rights, properties, claims, contracts and business of the Seller at the Closing Date of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located (the "Seller's Assets"), including but not limited to the following:

                           (i) Equipment and Other Tangible Property. All vehicles, equipment, furniture, supplies and all other tangible personal property used in or intended for use in the operation of Seller's Business and owned by Seller (collectively, the "Equipment"), and all warranties, and guaranties, if any, express or implied, existing with respect to the Equipment for the benefit of Seller.

                           (ii) Records. All of Seller's records, financial and non-financial, relating to present and past operations of Seller's Business, whether in the possession or under the control of the Seller or Shareholders.

                           (iii) Contracts. All contracts, oral or written, including but not limited to, outstanding customer contracts, contracts for goods or supplies or other items used in the operation of Seller's Business, to which Seller is a party.

                           (iv) Real Property. All leasehold interests in real property leased by Seller in the operation of Seller's Business.



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

                           (v) Intangible Assets. All intangible assets of HCC relating to Seller's Business relating to its past, current and presently contemplated future services and/or products for HCC's business and all of Seller's rights, title and interests in and to the patents, patent registrations, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, copyrights, copyright applications, copyright registrations, permits, licenses, processes, formulas, inventions, trade secrets and royalties (including any rights to sue for breach or past infringement) owned by Seller and relating to Seller's Business, including, but not limited to, all rights possessed by Seller in and to the name "Health Care Communications, Inc."

                           (vi) Governmental Permits and Licenses. All permits, licenses, consents and any other forms of governmental approval possessed by Seller as have been or are required or are appropriate for the operation of Seller's Business as it is currently being operated.

                           (vii) Goodwill. All goodwill related to the operation of Seller's Business.

                           (viii) Accounts Receivable. All accounts receivable of Seller in existence on the Closing Date, including all notes, bonds and other evidences of such accounts receivable.

                           (ix) Cash/Prepaid Expenses. The cash held in the cash accounts of Seller listed on Section 2.1(a)(ix) of Disclosure Schedules, and all prepaid expenses of Seller in existence as of the Closing Date which have benefit to Seller's Business after the Closing.

                           (x)      MIS and Materials. All management
                                    information systems and software owned by Seller and all customer, subscriber and vendor lists, catalogs, research material, technical information, technology,



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                                    specifications, designs, drawings,
                                    processes, and quality control data owned by Seller.

                           (xi) Warranties. All other warranties existing for the benefit of Seller or owned by Seller related to the operation of Seller's Business.

                           (xii) Other Assets. All other assets of Seller used or useful in the operation of Seller's Business.

         (b) EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.1(a) hereof, Seller is not selling and Purchaser is not purchasing (and therefore the term "Seller's Assets" shall not include) the following (collectively, the "Excluded Assets"):

                           (i) Seller's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of Seller which may arise in connection with the discharge by Seller of Non-Assumed Liabilities.

                           (ii) All corporate minute books, stock transfer books and other corporate records having to do with the corporate organization and capitalization of Seller and the corporate seal of Seller.

                           (iii) All refunds of any Tax Seller or any Shareholder has paid.

                           (iv) Shares of the capital stock of the Seller, including, without limitation, shares held by the Seller as treasury shares.

                           (v)      The right of Seller to enforce the
                                    obligations of the Purchaser to pay, perform or discharge the liabilities and obligations of Seller assumed by Purchaser herein and all other rights of Seller under this Agreement and the agreements executed in connection herewith.

                           (vi) Any and all employment agreements, and employment related contracts and employment related understandings between Seller and any of Seller's employees.



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

                           (vii) Any and all agreements, contracts and understandings listed below:

                                    (a)     Consulting Agreement by and between
                                            HCC and Joseph D'Angelo.
                                            (b) Agreement with AT&T.

                                    (c)     Agreement, with an effective date of
                                            October 12, 1998, by and between
                                            Stratton Travel Management and HCC.

                           (viii) Any and all agreements, contracts and understandings, and any bank or investment accounts, relating to any employee benefit plan, program, agreement or arrangement maintained by Seller.

                           (ix) Any and all books and records relating to the lawsuits and/or claims described on
                                    Section 4(q) of the Disclosure Schedule.

                           (x) That amount of cash equal to the sum of (aa) all checks which (1) have been written and dispatched to the payee thereof but (2) have not yet been collected (i.e., withdrawn from the Seller's account(s)) and (bb) an amount equal to the total sum of (x) all payroll,
                                    (y) all payroll taxes (e.g., FICA, FUTA, etc) (the employer's portion as well as the employee's portion) and (z) all income tax withholdings from employee salaries, which, in the case of each of (x), (y) and (z), shall have accrued (i.e., which shall ultimately be due and payable to one or more tax authorities or the relevant employees, as the case may be), as of the close of business on the Closing Date, in respect of the "current" pay period (i.e., the pay period during which the Closing Date shall fall).

                           (xi) Any and all copyrights, trademarks and other Intellectual Property relating to the WINING AND DINING series of books, as well as any and all accounts receivable, books and records, agreements and inventory relating thereto.

                           (xii)    Any and all insurance policies.

                           (xiii) Summit Bank Account Number 4026028659, unless the agreement, dated December 22, 1998 with ILAR is assigned to and assumed by Purchaser under this Agreement (in which case such account will be conveyed to Purchaser).

                           (xiv) Summit Bank Account Number 0226338215, unless the agreement, dated December 18, 1996, with ISSTDR is assigned to and assumed by Purchaser under this Agreement (in which case such account will be conveyed to Purchaser).

         (c) ASSUMED LIABILITIES. Subject to, and effective as of the Closing, Purchaser hereby assumes, and agrees to pay and perform in accordance with their respective terms, the following specific liabilities:

                           (i) Those specific liabilities listed on Section 2.1(c)(i) of the Disclosure Schedules.

                           (ii) All accounts payable and accrued expenses of the Seller, existing as of the close of business on the Closing Date, which shall have arisen in the Ordinary Course of Business, except for any accounts payable relating to the WINING AND DINING SERIES.

                           (iii) All obligations arising or to be performed after the Closing Date under those contracts, purchase orders, leases of real and personal property and other obligations which are set forth or referred to on
                                    Section 2.1(c)(iii) of the Disclosure
                                    Schedule (which shall be subject to updating in accordance with Section 5(g) hereof) ("Assumed Contracts") only to the extent that such contracts, purchase orders, leases and other obligations are validly assigned to Purchaser (and, in the case of rental payments under leases of real or personal property, only to the extent that such rental payments relate to periods after the Closing Date) (collectively, with the other liabilities assumed by Purchaser pursuant to
                                    Section 2.1(c)(i) and (ii), the "Assumed
                                    Liabilities"). Notwithstanding the
                                    foregoing, all executory contracts with
                                    third parties set forth on Section
                                    2.1(c)(ii) of the Disclosure Schedule
                                    shall be assigned by Seller and assumed by Purchaser, but only with respect to the executory portions thereof such that Purchaser shall be obligated to render any performance required by such contracts arising or to be performed after the Closing Date, but any obligations or liabilities under such contracts arising or to be performed prior to the Closing Date shall remain solely the responsibility of Seller.

         (d) SELLER'S LIABILITIES GENERALLY NOT ASSUMED. Except as set forth in this Agreement, Purchaser is not, (i) by reason of its purchase of the Seller's Assets, (ii) by reason of any other act or failure to act on its part in connection with the transactions contemplated by this Agreement, or (iii) for any other reason, assuming any Liabilities or obligations of Seller whatsoever and shall not become liable in any manner for any Liabilities or obligations of the Seller.

         Without limiting the generality of the foregoing and notwithstanding any other provision hereof, each of the following is a Liability of the Seller that Purchaser does not assume (all Liabilities of Seller not assumed under this Agreement being, collectively, the "Non-Assumed Liabilities"):

                           (i) any Liability of the Seller arising from indebtedness for borrowed money or long-term debt of the Seller;

                           (ii) other than the Assumed Liabilities, any Liability of the Seller arising from, or in connection with, the conduct of the Seller's Business or the ownership of the Seller's Assets by the Seller prior to the Closing Date, including, without limitation, all liabilities arising by reason of any violation by the Seller, by acts or events or omissions arising or occurring prior to the Closing Date, of any federal, state or local law, rule, regulation, ordinance or any requirement of any government authority;

                           (iii) any Liability of the Seller relating to the operation of Seller's Business prior to the Closing Date for Taxes owed to any taxing authority (including, without limitation, any transfer or sales Taxes incurred in connection with the transactions contemplated hereby);

                           (iv) any Liability of the Seller arising out of or related to past, present or future litigation involving the Seller as the owner and operator of the Seller's Business or the Assets prior to the Closing Date;

                           (v) any Liability in respect of any contract to which the Seller is a party or beneficiary which is not a contract included in the Seller's Assets or otherwise assigned or transferred or subcontracted to Purchaser pursuant to this Agreement;

                           (vi) any Liability accruing prior the Closing Date under any employee benefit plan of or sponsored by the Seller;

                           (vii) any Liability arising out of the employment or termination of employment by Seller, in either case at or prior to the Closing Date, of any person employed in the Seller's Business, including, without limitation, any Liability for accrued vacation pay for Seller employees and any Liability for severance pay;

                           (viii) any Liability of the Seller or any present or former director or officer of the Seller arising from any claim, action or proceeding, including, without limitation, any derivative action, brought by or on behalf of any present or former holder of any debt or equity security of the Seller or by any lender to the Seller, including, without limitation, any Liability arising from any indemnification, reimbursement or advance in connection therewith;

                           (ix) any Liability listed on Section 2.1(d)(ix) of the Disclosure Schedule; and,

                           (x) any other Liability of the Seller which is not an Assumed Liability.

                  NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, PURCHASER SHALL NOT ASSUME OR BECOME LIABLE IN ANY MANNER FOR ANY LIABILITY OR OBLIGATION OF THE SELLER, AND THE SELLER SHALL REMAIN SOLELY RESPONSIBLE FOR, ANY AND

ALL LIABILITIES AND OBLIGATIONS OF THE SELLER, OTHER THAN THE ASSUMED
LIABILITIES.

         (e) AGREED CLOSING TIME. Unless the Parties otherwise agree in writing, the transfer of assets and assumption of liabilities contemplated herein shall be deemed effective as of the close of business on the Closing Date.


         2.2      PURCHASE PRICE.

                  (a) PURCHASE PRICE. At the Closing, Kendle shall pay the Seller (subject to a portion thereof being immediately escrowed, as provided below) a purchase price of Eight Million Two Hundred Eighty Thousand Dollars ($8, 280,000) (the "Purchase Price"), to be paid in such combination of cash and shares of Kendle common stock, no par value ("Kendle Shares"), as Seller may designate; provided, however, that in no event shall Seller be entitled to receive more than $5,541,000 of the Purchase Price in cash. For these purposes, each Kendle Share shall be deemed to have a value (its "Market Value") equal to the historical average of the NASDAQ National Market System closing price for Kendle Shares during the twenty (20) trading days immediately preceding the Closing. Of the $8,280,000 of Purchase Price, a total of $1,000,000 in cash and/or Kendle Shares (at Market Value) shall be paid and/or delivered to The Fifth Third Bank, as escrow agent (the "Escrow Agent") under the Escrow Agreement. The remainder of the cash and Kendle Shares shall be paid and delivered to Seller. Seller shall have the right to determine the composition (i.e., cash vs. Kendle Shares) of the $1,000,000 to be escrowed. The total amount of cash actually paid to Seller at the Closing (i.e., not escrowed) shall be referred to as the "Cash Closing Payment" and the total number of Kendle Shares actually delivered to Seller at the Closing shall be referred to as the "Closing Shares". The $1,000,000 in cash and/or Kendle Shares delivered to the Escrow Agent at Closing shall be referred to as the "Escrow Fund". The Seller shall, three days prior to the Closing Date, notify Kendle of (i) the composition of the Escrow Fund (i.e., how much cash and how much in Market Value of Kendle Shares) and (ii) the amount of the Cash Closing Payment. Such notice shall be consistent with the terms of this Section 2.2(a).

                  (b) EARNOUT AMOUNT. In addition to the Purchase Price, Kendle shall pay to Seller as additional consideration an amount up to Ten Million Four Hundred Thousand Dollars ($10,400,000), if post-Closing, the Purchaser meets the specified EBIT Targets, all as more fully described below ("Earnout Amount"). Each Earnout Amount payment represents consideration paid for the assets of Seller.

                           (i) FORM OF PAYMENT. The Earnout Amount shall be paid Thirty-three percent (33%) in additional Kendle

                                    Shares and Sixty-seven percent (67%) in
                                    cash. The number of Kendle Shares to be
                                    issued will be equal to the Earnout Amount, if any, to be paid in Kendle Shares for the respective year divided by the historical average NASDAQ National Market System closing share price for Kendle Shares in the twenty (20) trading days preceding the payment date.

                           (ii) EBIT TARGET. For purposes of calculating EBIT for this Section 2.2, (i) to the extent that Purchaser renders services to Kendle or its Subsidiaries or other Affiliates, such services shall be charged at arm's length rates which do not exceed those rates provided by the Purchaser to its most favored customers; and (ii) EBIT shall NOT include (i.e., shall not be reduced by) life insurance expense for key man life insurance for the Shareholders, goodwill or non-compete amortization, expenses incurred in connection with the resolution of disputes with respect to the EBIT calculation, any costs or expenses incurred by Purchaser or Kendle in connection with their negotiation, preparation, execution or consummation of this Agreement or the other agreements contemplated hereby or Kendle general corporate overhead allocations, except for corporate services rendered to Purchaser which were customarily provided to HCC by an unrelated third party, which shall be charged at the rates charged to Kendle's other Subsidiaries and Affiliates. The parties further acknowledge that situations shall also arise where it is clear that SOME allocation of expense is appropriate, but unclear as to how much is appropriate. The parties agree that all such allocations shall be made on a reasonable basis (e.g., if Purchaser occupies only 10% of any particular space, it will not be allocated 90% of the rent). For example, if insurance is procured on a group basis for all of the Kendle companies, the cost of the insurance must be reasonably allocated among all of the Kendle companies, including Purchaser. Kendle and the Purchaser shall make available to Seller and its representatives such books, records and other information (including accountant's work papers) as

                                    Seller may reasonably request to review and confirm the calculations of EBIT proffered by Purchaser under this Section 2.2. If the Purchaser meets the EBIT Targets set forth below for 1999, 2000, and 2001, Kendle shall pay Seller the Earnout Amounts set forth below:

          YEAR ENDING                       EBIT TARGET                    TARGET EARNOUT
          -----------                       -----------                    --------------
       December 31, 1999                    $1,030,600                       $ 4,000,000
       December 31, 2000                    $2,775,900                       $ 3,200,000
       December 31, 2001                    $4,043,500                       $ 3,200,000
                                            ----------                       -----------
                                            $7,850,000                       $10,400,000

                           In addition to the sums described above, if the cumulative EBIT for the period between the Closing Date and December 31, 2001 (the "Earnout Period") exceeds $8,889,150, Kendle will pay an additional Earnout Amount equal to 10% of the excess over $8,889,150, but in no event shall such additional Earnout Amount exceed $500,000.

                           (iii) PARTIAL EARNOUT AMOUNT. Partial Earnout Amount will be paid once the following minimum percentages of EBIT Target have been met:

                                  YEAR ENDED                        MINIMUM EBIT PERCENTAGE
                                  ----------                        -----------------------
                               December 31, 1999                            66.7%
                               December 31, 2000                              45%
                               December 31, 2001                              40%

                              Cumulative Earnout:                             55%

                                    The formula for calculating the Partial
                                    Earnout Amount to be paid in 1999 will be:
                                    (EA% - 50%)/(1-50%) x (Target Earnout
                                    Amount).

                                    The formula for calculating the Partial
                                    Earnout Amount to be paid in 2000, 2001 and cumulative will be: EA% x (Target Earnout Amount).

                                    EA% is defined as the result of dividing the actual EBIT for any given period by the EBIT Target for such period and MP% is defined as the Minimum EBIT Percentage set forth above.

                                    If EBIT does not reach the Minimum EBIT
                                    Percentage, no payment will be made. The EA% is capped at 100% for the annual calculation. If the

                                    Purchaser is unable to meet the EBIT Target in any given year, Seller shall have the right to recapture (and, accordingly Kendle shall pay to Seller in accordance with this
                                    Section 2.2) missed Earnout Amounts (i.e., any of the $10,400,000 not previously paid) if the Purchaser meets the total cumulative EBIT of $7,850,000 for the Earnout Period. Any Partial Earnout relating to total cumulative EBIT for the Earnout Period would be similarly calculated. For example, if total cumulative EBIT were $6,000,000 (i.e., approximately 76.43% of the $7,850,000 cumulative EBIT Target), the total Earned Amount for the Earnout Period would be approximately ($10,400,000) (.7643), or
                                    $7,948,720. If $5,000,000 in Earned Amounts
                                    had previously been paid, Seller would be due an additional $2,948,720.

                  (iv) DISPUTES WITH RESPECT TO EBIT: Within 15 business days of the date on which the external auditors of Kendle complete their audit of Purchaser for any given year during the Earnout Period, Kendle shall deliver to Seller a statement showing, in reasonable detail, such auditor's determination of EBIT for such year and the Earnout Amount, if any, which Kendle contends is due to the Seller with respect to such year or other period (the "Kendle Earnout Statement"). If Seller disagrees with any Kendle Earnout Statement, Seller shall notify Kendle of such disagreement within forty-five (45) days of receipt thereof and shall have the right to have the EBIT calculation for the period in question ascertained by a "Big 5" accounting firm (other than Kendle's then-external auditors) selected by Seller and reasonably acceptable to Kendle (the "Independent Auditors"). Should Seller not object to the Kendle Earnout Statement within such 45-day period, then Kendle shall pay the appropriate Earnout Amount, if any, within ten (10) days of expiration of the forty-five
(45) day period; provided, however, that in the event Seller shall give to Kendle a notice stating that Seller agrees with the Kendle Earnout Statement, Kendle shall pay the appropriate Earnout Amount, if any, within ten (10) days after the giving of such notice. Kendle shall cause its external auditors to promptly share with the Independent Auditors the work papers and other materials utilized by Kendle's external auditors in calculating the EBIT for the period in question and Kendle and Purchaser shall, and shall instruct the external auditors to, promptly lend all reasonable assistance as may be requested by the Independent Auditors. The Independent Auditors shall calculate the EBIT for the period utilizing the principles set forth in this Section 2.2(b) and in Section 2.2(e). If the EBIT for the period in question as calculated by the Independent Auditors differs by less than 2.5% from the EBIT as calculated by Kendle's external auditors, Seller shall pay the entire cost and expense of the Independent Auditors. If the EBIT for the year in question as calculated by the

Independent Auditors exceeds the EBIT as calculated by Kendle's external auditors by 2.5% or more, Kendle shall bear the entire cost and expense of the Independent Auditors. The calculation of EBIT as calculated by the Independent Auditors shall be final, conclusive and binding on the Parties and Kendle shall pay the appropriate Earnout Amount, if any, within ten (10) days after the Independent Auditors inform the Parties of the EBIT calculation.

(v) FORFEITURE OF EARNOUT AMOUNTS. The Seller and the Shareholders shall forfeit all rights to any unearned future Earnout Amounts if the following event occurs during the period beginning as of the Closing Date and continuing until the later of (i) eighteen months following the Closing Date or (ii) approval and implementation of a succession plan has begun (the entire period referred to herein as "Period 1"):
         (A) One of the Inside Shareholders resigns (not due to death or disability or due to a breach of such Inside Shareholder's Employment Agreement by Employer who, following notice of such breach, fails to cure the breach within sixty (60) days) or is fired "for cause".

The Seller and the Shareholders shall forfeit all rights to any unearned future Earnout Amounts if any of the following events occur during the period beginning at the end of Period 1 and continuing until December 31, 2001 ("Period 2"):
         (A) Both of the Inside Shareholders are no longer employed by the Purchaser, for any reason (except for death, disability or breach of such Inside Shareholder's Employment Agreement by Employer who, following notice of such breach, fails to cure the breach within sixty
         (60) days); or
         (B) One of the Inside Shareholders is terminated "for cause."

                  For purposes of this Section only, "for cause" shall mean: (i) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any material personal profit in connection with any transaction entered into on behalf of the Company which is unlawful or in violation of the Company's rights;
(ii) the intentional misappropriation (or attempted misappropriation) of any of the Company's funds or material property; or (iii) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime for which imprisonment of greater than three (3) months is mandatorily imposed; provided however that should the Inside Shareholder be indicted and later either be acquitted or have the charges dropped against him, Kendle shall pay any Earnout Amount which was withheld due to such indictment.

                  (c) COLLAR MECHANISM. Kendle and Purchaser shall exercise their commercially reasonable best efforts in cooperating with Seller and the Shareholders in attempting to obtain a "collar" on all Kendle Shares held by them, including those in escrow. Such cooperation shall include, but not be limited to, not unreasonably withholding or delaying their consent to reasonable modifications to the Escrow Agreement designed to implement such collar or collars.

                  (d) CHANGE OF CONTROL. The Earnout Amount shall become due and payable in full upon a Change of Control as defined hereafter; provided, however that if the Change of Control does not result in a change that materially compromises the ability of the current management of HCC to cause the Purchaser to achieve the EBIT Targets, then this provision shall not apply and the Earnout Amounts shall be paid in accordance with this Agreement.

                  Change of Control ("COC") shall mean any of the following events: (a) any Person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than Candace Kendle and Christopher C. Bergen, shall beneficially own (within the meaning of Rule 13d-3), directly or indirectly, the lesser of (i) an amount of Capital Stock of Kendle entitled to twenty percent (20%) or more of the Total Voting Power of Kendle or (ii) an amount of Capital Stock of Kendle entitled to a percentage of the Total Voting Power of Kendle in excess of the aggregate of such Capital Stock beneficially owned, directly or indirectly, by Candace Kendle and Christopher C. Bergen; (b) Candace Kendle and Christopher C. Bergen together cease to own shares of Capital Stock of Kendle representing at least ten percent (10%) of the Total Voting Power of Kendle; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Kendle (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Kendle was approved by a vote of sixty-six and 2/3 percent (66-2/3%) of the directors of Kendle then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Kendle then in office.

                  For purposes of this section, "Total Voting Power" shall mean the total number of votes which may be cast in the election of directors of Kendle at any meeting of stockholders of Kendle if all securities entitled to vote in the election of directors of Kendle (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

                  (e) POST-CLOSING GOVERNANCE. In order to give the Shareholders and Seller full opportunity to achieve the benefits of the Earnout Amounts, the

Parties agree as follows with respect to the operations of the Purchaser for the period beginning as of the Closing Date and ending December 31, 2001, unless otherwise specified herein or as otherwise agreed to in writing by the Parties:

                           (i) The Purchaser will be maintained as a separate legal entity with separate accounting for its financial performance, and shall be audited by an independent auditor chosen by Kendle.

                           (ii) The executive officers of the Purchaser, namely, Geoffrey H. Kalish, M.D. and Bradley
                                    D. Kalish, shall have the primary
                                    responsibility for the day to day operations of the Purchaser and shall be the two most senior managers of the Purchaser (i.e., in the event that any officer or employee of Purchaser is technically senior to either of the Inside Shareholders, such officer or employee shall not have powers or responsibilities regarding the day to day operations of the Purchaser).

                           (iii) The Inside Shareholders shall prepare an operating budget, a fixed assets budget, and a working capital budget for each of 1999 (pro-rated), 2000, and 2001, (collectively the "Budgets") to be submitted to and approved by Kendle. The Budgets shall be prepared consistent with EBIT Targets. The Budgets shall be prepared in substantially the same form as attached hereto as Exhibit 2.3(e).

                           (iv) The Inside Shareholders shall have the powers delegated to them as set forth in their respective Employment Agreements.

                           (v) The Inside Shareholders shall have the right to approve (i) any merger of the Purchaser with or into any other entity, (ii) any acquisition by Purchaser of any other business and (iii) the engagement of Purchaser in a business different from Seller's Business.

                           (vi) Except as otherwise agreed to by the Inside Shareholders and Kendle or as provided in the Employment Agreements or on 2.2(e)(vi) of the

                                    Disclosure Schedules, the Inside
                                    Shareholders shall at all times during their employment by Purchaser follow and adhere to the lawful procedures, policies and practices of Purchaser, including without limitation, all such procedures, policies and practices as they relate to operations, accounting, cash management, travel, and human resources as are established by Purchaser from time to time.

                           (vii) In the event that the Purchaser shall provide services for Kendle Subsidiaries and other Affiliates, such services shall be charged at arm's length rates that do not exceed those rates given to the Purchaser's most favored customers.

                           (viii) The Purchaser shall be obligated to pay its employees bonuses if such bonuses are earned in accordance with Kendle's or Purchaser's policy or customary past practice of HCC; provided, however that if HCC customary past practice is in conflict with Kendle's or Purchaser's policy, Kendle's or Purchaser's policy shall govern.

                           (ix) The Inside Shareholders shall develop and implement in conjunction with their Kendle supervisor a succession plan delineating their respective successors for the next three years.

                           (x) Unless otherwise agreed to by the Inside Shareholders, (A) the Inside Shareholders shall be based at the headquarters of the Purchaser and (B) in the event that Purchaser moves its headquarters from its current location, it shall not move such headquarters to any location more than 15 miles from its current location.

                  Notwithstanding the foregoing, the Inside Shareholders shall not take any action under this Section 2.2(e) that is not, or would cause the Purchaser not to be, in compliance with the laws, rules and regulations of federal, state and local governmental authorities (including, without limitation, tax reporting and tax compliance) applicable to the Purchaser.

                  Section 2.2. (e) (the foregoing items (i) through (x) only shall not apply if (i) the Purchaser does not obtain the Minimum EBIT Percentages set forth in Section 2.2(b) above, (ii) an Inside Shareholder resigns or is terminated for "cause" (as such term is defined in the Employment Agreements); provided however that if an Inside Shareholder resigns (a) due to a disability under Section 6 of his Employment Agreement or (b) because the Employer breached its duties/obligations set forth in the Employment Agreement and, following notice of such breach, failed to cure the breach within thirty (30) days, then this provision shall not apply, (iii) the Purchaser experiences a negative EBIT for two (2) consecutive quarters or (iv) the Seller breaches Section 12 (Non-Compete Covenant) herein or either of the Inside Shareholders breach the Non-Compete Covenants contained in their respective Non-Competition and Non-Disclosure Agreements.

                  The elimination of the foregoing items (i) through (x) shall not impair any rights arising under the Employment Agreements of the Inside Shareholders.

                  The Earnout Amounts shall become immediately due and payable upon the occurrence of any of the following events:

                           (i) A Change of Control of Kendle as set forth in Section 2.2(d) herein;

                           (ii) A material breach of this Section 2.2(e) by Purchaser or Kendle, provided Kendle receives notice of such breach and has not cured such breach in thirty days or such longer time as may be reasonably necessary to cure such breach provided Purchaser or Kendle is diligently pursuing such cure and such period does not exceed sixty (60) days;

                           (iii) Purchaser or Kendle sells or otherwise conveys (A) substantially all of Purchaser's assets or (B) any asset (if the loss of such asset materially and adversely affects the operations or income-producing ability of Purchaser) to any third party; or

                           (iv) Kendle shall cease to have beneficial ownership (as defined above) of that number of shares of capital stock of the Purchaser entitled to cast a majority of the votes eligible to be cast by all outstanding shares of the Purchaser.

                  (f)      ARBITRATION.

                           (i)      In the event of a dispute arising under this
                                    Section 2.2(d) or (e), the Parties agree to submit such dispute to binding arbitration if so requested by any party hereto pursuant to subparagraph (ii) below. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association ("AAA"). The arbitration shall be held in Columbus, Ohio, and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 2.2(f) shall govern such arbitration to the extent they conflict with the rules of the AAA.

                           (ii) Upon written notice by a party to the other parties of a request for arbitration hereunder, the parties shall use their best efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

                           (iii) The determination of the arbitrators shall be final and binding on the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including without limitation counsel fees and fees or experts; provided, however, that the parties shall share equally in the expense of the arbitrators and of the AAA.

                           (iv) Notwithstanding (iii) above, the arbitrator may, at its discretion, award reasonable counsel and AAA (including arbitrator) fees and expenses to any one or more of the parties if the arbitrator determines that such award would be just and equitable in light of the circumstances.

                  (g)      ALLOCATION OF PURCHASE PRICE.

                           (i) Purchaser and Seller agree that Purchaser and Seller shall allocate the sum of the Purchase Price, the Earnout Amounts (if any), the additional Earnout Amounts (if any), and the Assumed Liabilities among the Seller's Assets and the covenant not to compete (set forth in Section 12 of this Agreement) as of the Closing Date, in accordance with Section 2.2(g)(i) of the Disclosure Schedules, Section 1060 of the Code and the regulations promulgated thereunder.

                           (ii) Purchaser and Seller shall timely file with the appropriate tax authorities the IRS Form 8594 and shall use the allocation set forth in Section 2.2(g)(i) of the Disclosure Schedules in the preparation of IRS Form 8594 and of all Tax Returns (including any attachments thereto) and for all other tax purposes. In the event any party hereto receives notice of an audit in respect of the allocation of the Purchase Price, the Earnout Amounts (if any), the additional Earnout Amounts (if any), and Assumed Liabilities specified herein, such party shall notify the other party in writing as to the date and subject of such audit as promptly as reasonably practicable.

                           (iii) If any Tax Return filed by Purchaser or Seller relating to the transactions contemplated hereby is challenged by the tax authority with which such Tax Return was filed on the basis of the allocation set forth in Section 2.2(g)(i) of the Disclosure Schedules as finally adjusted, the filing party shall assert in good faith the validity and correctness of such allocation. If any such Tax Return is challenged as herein described, the party filing such Tax Return shall keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of such party with respect thereto.

                  (h)     CLOSING PRORATIONS

                            (i)    PERSONAL PROPERTY TAXES. All personal
                                   property Taxes relating to any and all
                                   personal property conveyed pursuant to this Agreement shall be pro-rated between Purchaser and the Seller in accordance with the relationship of the Closing Date to the entire relevant Tax year. Subject to the rest of this Section h(i), any payment owed in respect of such pro-ration shall be made at Closing. If the amount of said personal property Taxes is not known at the Closing, then such personal property Taxes shall be apportioned on the basis of the personal property Taxes assessed for the preceding Tax year, with a reapportionment as soon as the new Tax rate and valuation can be ascertained.

                            (ii) UTILITIES. All utility charges relating to any locations of the Seller covered by real property leases constituting Assumed Contracts shall be pro-rated between Purchaser and the Seller in accordance with the relationship of the Closing Date to the entire relevant period covered by such charge.

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

                  (a) REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders, individually, represents and warrants to Kendle that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement with respect to himself or herself (but not with respect to any other Shareholders).

                            (i)    AUTHORIZATION OF TRANSACTION. Such
                                   Shareholder has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Shareholder, enforceable against him or her in accordance with its terms and conditions. Such Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                            (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by such Shareholder, nor the consummation by him or her of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Shareholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Shareholder is a party or by which he or she is bound or to which any of his or her assets is subject.

                            (iii) BROKERS' FEES. Such Shareholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Kendle could become liable or obligated.

                            (iv) HCC SHARES. Such Shareholder holds of record and owns beneficially the number of HCC Shares set forth next to his or her name in
                                   Section 3(a)(iv) of the Disclosure Schedule, free and clear of any Encumbrances other than restrictions on transfer imposed by federal and state securities laws and regulations. Such Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of HCC.

                  (b) REPRESENTATIONS AND WARRANTIES OF K.A.U., INC. AND KENDLE. Each of Purchaser and Kendle represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement.

                            (i) ORGANIZATION OF KENDLE. Each of Purchaser and Kendle is a corporation organized, validly existing and in good standing under the laws of the State of Ohio.

                            (ii)   AUTHORIZATION OF TRANSACTION. Each of
                                   Purchaser and Kendle has full power and
                                   authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser and Kendle, enforceable against each in accordance with its terms and conditions. Assuming the truth and correctness of the Seller's statements in
                                   Section 4(aa) of this Agreement, neither
                                   Purchaser nor Kendle need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                            (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by Purchaser and Kendle, nor the consummation by them of the transactions contemplated hereby, will
                                   (A) violate any constitution, statute,
                                   regulation, rule, injunction, judgment,
                                   order, decree, ruling, charge, or other
                                   restriction of any government, governmental agency or court to which Purchaser or Kendle is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Kendle or Purchaser is a party or by which it is bound or to which any of its assets is subject.

                            (iv) CAPITALIZATION. Kendle's authorized equity securities consist of Forty-Five Million (45,000,000) shares of common stock, no par value per share, and One Hundred Thousand (100,000) shares of undesignated preferred stock, no par value per share. As of March 31, 1999, 11,072,445 shares of common stock were issued and outstanding and no shares of undesignated preferred stock were issued and outstanding. The Kendle Shares to be received by the Seller in connection with the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable shares of common stock free and clear of any and all Encumbrances other than restrictions on transfer imposed by federal and state securities laws and regulations.

                  (v) SEC REPORTS. Kendle has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Exchange Act of 1934 (the "Exchange Act"). All the materials and documents filed with the SEC by Kendle since July 2, 1997, including its initial Registration Statement on Form S-1, are hereinafter referred to as the "Kendle SEC Reports." Section 3(b)(v) of the Disclosure Schedule lists all the Kendle SEC Reports filed on or prior to the date of this Agreement. The Kendle SEC Reports, copies of which have been delivered to the Seller, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such Kendle SEC Reports, in light of the circumstances in which they were made, not misleading. The financial statements included in the Kendle SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of Kendle and its subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. Since December 31, 1998, there has been no Kendle Material Adverse Change.

                  (vi) BROKERS' FEES. Neither Purchaser nor Kendle has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Shareholder or Seller could become liable or obligated.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING HCC. The Seller and the Shareholders, jointly and severally, represent and warrant to Kendle that the statements contained in this Section 4 are correct and complete as of the date of this Agreement except as set forth in the Disclosure Schedule.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. HCC is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. HCC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction set forth in Section 4(a) of the Disclosure Schedule and the failure to so qualify in any other jurisdiction will not result in an HCC Material Adverse Change. Section 4(a) of the Disclosure Schedule lists the directors and officers of HCC. The Seller has delivered to Kendle correct and complete copies of the charter and bylaws of HCC (as amended to date). HCC is not in default under or in violation of any provision of its charter or bylaws.

         (b) CAPITALIZATION. The authorized capital stock of HCC consists of One Hundred (100) HCC Shares, of which One Hundred (100) HCC Shares are issued and outstanding. All of the issued and outstanding HCC Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and beneficially by the Sellers. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require HCC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to HCC. HCC is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of HCC.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by HCC, nor the consummation by it of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which HCC is subject or any provision of the charter or bylaws of HCC or (ii) except as set forth in Section 4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license instrument to which HCC is a party or by which it is bound or to which any of its assets is subject; or
(iii) result in the imposition of any Security Interest upon any of its assets. HCC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for it to consummate the transactions contemplated by this Agreement.

         (d) BROKERS' FEES. HCC has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent (other than Vector Securities International, Inc.) with respect to the transactions contemplated by this Agreement.

         (e) TITLE TO ASSETS. HCC has good and valid title to, or a valid leasehold or license interest in, the properties and assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear (as to owned assets) of all Security Interests and other Encumbrances, excepting only (i) properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and (ii) certain other properties and assets, not involving in the aggregate more than Twenty Five Thousand Dollars ($25,000.00), disposed of other than in the Ordinary Course of Business.

         (f) CONDITION OF ASSETS. Each item of tangible personal property, including, without limitation, Equipment, included in the Seller's Assets and having a net book value in excess of $5,000, is in reasonable operating condition and in reasonable state of repair, ordinary wear and tear excepted.
Section 4(f) of the Disclosure Schedules sets forth all quipment with a net book value in excess of $5,000 and shall be delivered at Closing.

         (g) SUBSIDIARIES. HCC has no direct or indirect equity or ownership interest in any other business.

         (h) FINANCIAL STATEMENTS. Attached hereto as Section 4(h) are (i) the unaudited balance sheet and statements of income and retained earnings for HCC as of and for the fiscal years ended December 31, 1997 and (ii) the draft unaudited balance sheet and statements of income and retained earnings and cash flow as of and for the fiscal year ended December 31, 1998 (collectively the "FINANCIAL STATEMENTS"). All Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except for the absence of any notes thereto), present fairly in all material respects the financial condition of HCC as of such dates and the results of operations of HCC for such periods and are consistent with the books and records of HCC. The aforementioned Financial Statements which are as of, and for the year ended, December 31, 1998 shall be collectively referred to as the "Most Recent Financial Statements". "Most Recent Fiscal Year End" shall refer to December 31, 1998 and "Most Recent Balance Sheet" shall refer to the unaudited balance sheet of the Seller as of December 31, 1998.

         (i) LEGAL COMPLIANCE. HCC is in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where such failure to comply would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, income, financial condition, operations or results of operations of HCC (an "HCC Material Adverse Effect"); and, to the Knowledge of the Seller and Shareholders, no action, suit, proceeding, hearing or investigation, and no written charge, complaint, claim, demand, or notice has been filed or commenced against him or her or HCC alleging any such failure to comply.

                  (j)      TAX MATTERS.

                           (i) Except as set forth on Section 4(j) of the Disclosure Schedule, HCC has filed all Tax Returns that it was required to file, giving effect to any and all extensions obtained. All such Tax Returns were correct and complete in all respects. All Taxes owed by HCC (whether or not shown on any Tax Return) have been paid. Except as set forth on
                                    Section 4(j) of the Disclosure Schedule, HCC is not currently the beneficiary of any extension of time within which to file any Tax Return. To the knowledge of the Seller and the Shareholders, no claim has ever been made by an authority in a jurisdiction where HCC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of HCC that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii) HCC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (iii) Neither the Seller nor any Shareholder expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of HCC either (A) claimed or raised by any authority in writing or (B) as to which any of the Shareholders or the Seller has Knowledge based upon personal contact with any agent of such authority.
                                    Section 4(j) of the Disclosure Schedule
                                    lists all federal, state, local, and foreign income Tax Returns filed by HCC for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that, to the knowledge of the Seller and the Shareholders, have been audited, and indicates those Tax Returns that, to the knowledge of the Seller and the Shareholders, currently are the subject of audit. The Seller has delivered to Kendle correct and complete copies of all examination reports received by Seller, and statements of deficiencies assessed against or agreed to by HCC, since December 31, 1994.

                           (iv) HCC has not, since December 31, 1994, waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (k)      REAL PROPERTY.

                           (i)      HCC owns no real property.

                           (ii) Section 4(k)(ii) of the Disclosure Schedule lists all real property leased or subleased to HCC (as well as the related lease or sublease). The Seller has delivered to Kendle correct and complete copies of the leases and subleases listed in Section 4(k)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(k)(ii) of the Disclosure Schedule:

                                    (A) to the Knowledge of the Shareholders,
                  the lease or sublease is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (B) to the Knowledge of the Shareholders, no
                  party to the lease or sublease is in material breach or material default or has repudiated such lease or sublease, and to the knowledge of the Shareholders, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                                    (C) HCC has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                    (D) all facilities leased or subleased
                  thereunder are supplied with utilities and other services and, to the Knowledge of Seller and the Shareholders, have all licenses and permits that are material for the operation of HCC's business as presently conducted thereat and as presently proposed to be conducted thereat; and

                                    (E) to the Knowledge of the Shareholders,
                  the owner of each facility leased or subleased to HCC has good and marketable title to the parcel of real property free and clear of any Security Interest other than Security Interests that do not materially impair HCC's use of such facility.

                  (l)      INTELLECTUAL PROPERTY.

                           (i) HCC owns or has the right to use pursuant to ownership, license, sublicense, agreement, or permission all Intellectual Property that is material to the operation of Seller's Business as presently conducted and as presently proposed to be conducted. Except as set forth on Section 4(l) of the Disclosure Schedule, each such material item of Intellectual Property will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.

                           (ii) Except as set forth in Section 4(l) of the Disclosure Schedule, neither the Shareholders nor the Seller has, within the last 3 years, received any written charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or violation by HCC of the Intellectual Property rights of any third party (including any claim that HCC must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Shareholders and HCC, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of HCC.

                           (iii)    There is no copyright, copyright
                                    registration, copyright mask, work,
                                    copyright application or derivative works from any copyright whether published or unpublished which is material to the operation of Seller's Business.

                           (iv) Section 4(l)(iv) of the Disclosure Schedule identifies each patent or registration which has been issued to HCC with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which HCC has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission (other than routine permissions granted in the Ordinary Course of Business) which HCC has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to Kendle correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Kendle correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(l)(iv) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by HCC in connection with Seller's Business. With respect to each item of Intellectual Property required to be identified in
                                    Section 4(l)(iv) of the Disclosure Schedule:

                                    (i) HCC has all right, title, and interest
                           in and to the item, free and clear of any Security Interest, license, or other restriction; provided, however, that Purchaser acknowledges the following:
                           (1) by definition, no one can ever be said to have the perpetual right to ownership or use of a trademark, since any rights thereto derive from the continued use thereof; (2) any representations herein regarding Seller's ownership and/or use of any Intellectual Property apply solely to use and/or ownership within the United States, and (3) any representations herein regarding Seller's ownership and/or use of any trademark relate solely to its ownership and/or use in connection with the conduct of Seller's Business.

                                    (ii) the item is not subject to any
                           outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (iii) no action, suit, proceeding, hearing,
                           investigation, charge, complaint, claim, or demand against HCC is pending or, to the Knowledge of HCC, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (iv) HCC has not agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                           (v) Section 4(l)(v) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that HCC uses pursuant to license, sublicense, agreement, or permission (except for routine permissions obtained by HCC in the Ordinary Course of Business). The Seller has delivered to Kendle correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(v) of the Disclosure Schedule:

                                    (i) to the Knowledge of the Shareholders,
                           (1) the license, sublicense, agreement, or permission covering the item is in full force and effect and (2) if assigned to Purchaser under this Agreement, will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                    (ii) to the Knowledge of the Shareholders,
                           (1) no party to the license, sublicense, agreement, or permission is in material breach or material default or has repudiated such license, sublicense, agreement or permission, and (2) no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                                    (iii) to the Knowledge of the Seller and the
                           Shareholders, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (iv) no action, suit, proceeding, hearing,
                           investigation, charge, complaint, claim, or demand is pending against HCC or, to the Knowledge of any of the Shareholders and HCC, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (v) HCC has not granted any sublicense or
                           similar right with respect to the license, sublicense, agreement, or permission.

                           (vi) To the Knowledge of the Shareholders and HCC, HCC will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                           (vii) To the Knowledge of the Seller and the Shareholders, the technology of HCC is "Year 2000 Compliant" in that it correctly performs all date-related operations (A) without human intervention, other than original data entry of any date, (B) without regard to whether any date involved in the operation occurs in the twentieth or twenty-first centuries and (C) without regard to the system date at the time the calculation is performed. Without limiting the foregoing, Year 2000 Compliant means that technology (1) accepts as input (by key entry or otherwise) fully specified dates (four-digit year, month and day of month),
                                    (2) if two-digit year specifications are accepted as input, correctly translates such dates without human intervention into fully specified dates in a manner that unambiguously preserves the user's intent in light of the application context, (3) performs all date-related arithmetic and logical operations correctly (for example, January 2, 2000 is greater than December 31, 1999; January 2, 2000 minus December 31, 1999 equals two days), (4) sorts date-related information in correct chronological order, (5) otherwise correctly processes (updates, maintains, reports) dates, and (6) stores internal, date-related information (including all interim date-related results) in a manner that is unambiguous (in the context of software processing) as to century and permits all of the foregoing to occur correctly without human intervention.

         (m) CONTRACTS. Section 4(m) of the Disclosure Schedule lists the following contracts and other agreements to which HCC is a party:

                           (i)      any agreement (or group of related
                                    agreements) for the lease of personal
                                    property (other than capitalized lease
                                    obligations) to or from any Person which obligates the lessee to make lease payments in excess of Twenty Five Thousand Dollars ($25,000) per annum;

                           (ii) any agreements or contracts with customers, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which extends over a period of more than one year, or which obligates either party to pay consideration in excess of Twenty Five Thousand Dollars ($25,000);

                           (iii) any agreement creating or amending a partnership or joint venture;

                           (iv)     any agreement (or group of related
                                    agreements) under which HCC has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Twenty Five Thousand Dollars ($25,000);

                           (v)      any agreement imposing upon HCC
                                    confidentiality or noncompetition
                                    obligations other than standard provisions in contracts with HCC's customers;

                           (vi) any agreement with any of the Shareholders and their Affiliates;

                           (vii) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                           (viii)   any collective bargaining agreement;

                           (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis obligating HCC to pay annual compensation in excess of Twenty Five Thousand Dollars ($25,000) or providing severance benefits in excess of Twenty Five Thousand Dollars ($25,000);

                           (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; or

                           (xi) any other agreement (or group of related agreements) the performance of which obligates either party to pay consideration in excess of Twenty Five Thousand Dollars ($25,000).

         The Seller has delivered to Kendle a correct and complete copy of each written agreement listed in Section 4(m) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(m) of the Disclosure Schedule. With respect to each such agreement: (A) to the Knowledge of the Seller, the agreement is in full force and effect; (B) to the Knowledge of the Seller, the agreement (if assigned to the Purchaser) will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Seller, no party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of the Seller, no party has repudiated any provision of the agreement. Except as listed on Section 4(m) of the Disclosure Schedule, HCC is not a party to any contract or agreement, relating to provision by HCC of services to any federal, state or local government, governmental agency or other governmental authority.

                  (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and all accounts receivable of HCC are reflected properly on their books and records, are valid receivables and, to the Knowledge of the Seller, (i) are subject to no setoffs or counterclaims, (ii) are current and collectible, and (iii) will be collected in accordance with their terms at their recorded amounts, subject only to a reserve for bad debts in accordance with the past custom and practice of HCC.
Section 4(n) of the Disclosure Schedule lists (or will be updated to list, as the case may be) all accounts payable and accrued expenses of the Seller as of five (5) business days prior to the date hereof and prior to the Closing Date.

         (o) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of HCC.

         (p) INSURANCE. Section 4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which HCC is a party, a named insured, or otherwise the beneficiary of coverage:

                  (i) the name of the insurer and the name of the policyholder;

                  (ii) the type of policy; and

                  (iii) the policy number.

         With respect to each such insurance policy: (A) to the Knowledge of the Shareholders, the policy is in full force and effect; (B) to the Knowledge of the Shareholders, neither HCC nor any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of the Shareholders, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or material default, or permit termination, modification, or acceleration, under the policy; and (C) to the Knowledge of the Shareholders, no party to the policy has repudiated any provision thereof. HCC is covered by insurance in scope and amount reasonable for the businesses in which it is engaged.

         (q) LITIGATION. Section 4(q) of the Disclosure Schedule sets forth each instance in which HCC (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge of any court or other such tribunal or (ii) is a party or, to the Knowledge of the Seller, Shareholders and the directors and officers (and employees with responsibility for litigation matters) of HCC, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(q) of the Disclosure Schedule would reasonably be expected, if adversely determined, to result in any HCC Material Adverse Change. Neither HCC nor the Shareholders is aware of any fact or circumstances that would reasonably be expected to give rise to any action, suit, proceeding, hearing, or investigation against HCC.

                  (r)      EMPLOYEE BENEFITS.

                           (i) Section 4(r) of the Disclosure Schedule lists each Employee Benefit Plan that HCC maintains or to which HCC contributes or has any obligation to contribute.

                                    (A) To the Knowledge of the Seller and the
                  Shareholders, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                                    (B) All required reports and descriptions
                  (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each Employee Welfare Benefit Plan which is a group health plan.

                                    (C) All contributions (including all
                  employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due will be paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of HCC. All premiums or other payments for all periods ending on or before the Closing Date have been or will be paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (D) Each such Employee Benefit Plan which is
                  an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller and the Shareholders are not aware of any facts or circumstances that could result in the revocation of such determination letter.

                                    (E) The market value of assets under each
                  such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                                    (F) The Sellers have delivered to Kendle
                  correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (ii) With respect to each Employee Benefit Plan that any of HCC and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                                    (A) Except as otherwise disclosed on Section
                  4(r) of the Disclosure Schedule, no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Shareholders and the Seller, threatened.

                                    (B) There have been no Prohibited
                  Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller and the Shareholders, threatened. None of the Shareholders or Seller has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                                    (C) HCC has not incurred, and none of the
                  Shareholders nor Seller has any reason to expect that HCC will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (iii) None of HCC and the other members of the Controlled Group, if any, that includes HCC contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under any Multiemployer Plan.

                           (iv) HCC does not maintain or ever has maintained and does not contribute, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (s) GUARANTIES. HCC is not a guarantor of, or, to the Knowledge of the Seller and the Shareholders, liable as a surety for, any Liability or obligation (including indebtedness) of any other Person.

         (t) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         Except as disclosed in Section 4(t) of the Disclosure Schedule:

                           (i) Hazardous Materials have not at any time been generated, used, treated or stored by HCC in violation in any material respect of any applicable Environmental Law, or in any way which will hereafter require material remedial action under any applicable Environmental law, and HCC has not received any notice of any such violation with respect to Hazardous Materials;

                           (ii) To the Knowledge of the Seller, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property owned or leased by HCC, or into the environment surrounding any such property, of Hazardous materials, other than releases permissible under applicable Law or allowable under applicable permits;

                           (iii) HCC, its operations and any property owned by it are in compliance in all material respects with (i) all applicable Environmental Laws, and (ii) the requirements of any permits issued under such laws; and

                           (iv) there are no pending or threatened claims against HCC or any property owned or, to its Knowledge, leased by it relating to Hazardous Materials or environmental matters.

         None of the circumstances, conditions or occurrences disclosed in
Section 4(t) of the Disclosure Schedule or reflected in the Financial Statements involves or will result in any material liability on the part of HCC.

                  (u) CERTAIN BUSINESS RELATIONSHIPS WITH HCC. Except as contemplated or permitted by this Agreement, disclosed in Section 4(u) of the Disclosure Statement or reflected in the Financial Statements, none of the Shareholders is involved in any business arrangement or relationship with HCC (other than that of director, officer, employee, etc.) and none of the Shareholders own any material asset, tangible or intangible, which is used in the business of HCC.

                  (v) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth in Section 4(v) of the Disclosure Schedule, since December 31, 1998, there has not been any HCC Material Adverse Change. Without limiting the generality of the foregoing, since that date, except as set forth in Section 4(v) of the Disclosure Schedule:

                           (i) HCC has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, involving in the aggregate more than Twenty Five Thousand Dollars ($25,000.00) other than for a fair consideration in the
                                    Ordinary Course of Business;

                           (ii) HCC has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which either (A) obligates HCC to pay, or entitles HCC to receive, more than Twenty Five Thousand Dollars ($25,000), or (B) was outside the Ordinary Course of Business;

                           (iii) no party (including HCC) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which obligates HCC to pay, or entitles HCC to receive, more than Twenty Five Thousand Dollars ($25,000) to which HCC is a party or by which it is bound;

                           (iv) HCC has not imposed or permitted to be imposed any Security Interest or Encumbrance upon any of its assets, tangible or intangible;

                           (v) HCC has not made any capital expenditure (or series of related capital expenditures) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

                           (vi) HCC has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

                           (vii) HCC has not issued any shares of stock, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than Twenty Five Thousand Dollars ($25,000) singly or Twenty Five Thousand Dollars ($25,000) in the aggregate;

                           (viii) HCC has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                           (ix) HCC has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) which either involved more than Twenty

                                    Five Thousand Dollars ($25,000) or was
                                    outside the Ordinary Course of Business;

                           (x)      HCC has not granted any license or
                                    sublicense of any rights under or with
                                    respect to any Intellectual Property;

                           (xi) there has been no change made or authorized in the charter or bylaws of HCC;

                           (xii) HCC has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                           (xiii)   HCC has not experienced any damage,
                                    destruction, or loss (whether or not covered by insurance) to its tangible property in excess of Twenty Five Thousand Dollars ($25,000);

                           (xiv) HCC has not made or accepted any loan (that will remain outstanding on the Closing Date) to or from any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xv) HCC has not entered into any employment contract or collective bargaining agreement, written or oral, or materially changed or modified the terms of any existing such contract or agreement;

                           (xvi) HCC has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xvii) HCC has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                           (xviii) HCC has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                           (xix) HCC has not become legally bound to do any of the foregoing.

                  (w) UNDISCLOSED LIABILITIES. To the Knowledge of Seller and the Shareholders, HCC has no Liability that individually or in the aggregate is material to the results of operations or the financial or other condition of HCC except for (i) Liabilities reflected or reserved against on the Most Recent Balance Sheet or described on Section 4(w) of the Disclosure Schedule or in the notes (if any) to the Most Recent Financial Statements; (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business; or (iii) liabilities under its various contractual obligations.

                  (x) GOVERNMENTAL LICENSES, PERMITS AND RELATED APPROVALS. Except as set forth on Section 4(x) of the Disclosure Schedule, Seller has all licenses, permits, consent, approvals, authorizations, qualifications and orders of governments, governmental agencies, or other governmental authorities required for the conduct of the Seller's Business as presently conducted.

                  (y) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact.

                  (z) INVESTMENT. Each Shareholder receiving, directly or indirectly, Kendle Shares (A) understands that the Kendle Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, other than subsequent to the Closing pursuant to the terms and conditions set forth in the Registration Rights Agreement by and among Kendle, Shareholders, and Seller to be executed and delivered at Closing in the form of
Section 8(b)(vi) hereto (the "Registration Rights Agreement"), and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring Kendle Shares solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Kendle and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Kendle Shares, and (E) is able to bear the economic risk and lack of liquidity inherent in holding Kendle Shares.

                  (aa) Neither HCC nor the "ultimate parent entity" (as defined in 16 CFR Section 801.1(a)(3)) of HCC is a "person (as defined in 16 CFR
Section 801.1(a)(1)) which
has annual net sales or total assets (calculated in accordance with 16 CFR
Section 801.11) of $10,000,000 or more.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use his, her or its commercially reasonable best efforts to facilitate all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

                  (b) NOTICES AND CONSENTS. The Shareholders will cause HCC to give any notices to third parties, and to use its commercially reasonable best efforts to obtain any third party consents, that Kendle reasonably may request and which are referred to in Section 4(c) above. Each of the Parties will (and the Shareholders will cause HCC to) give any notices, make any filings, and use its commercially reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies which relate to it and are referred to in Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above.

                  (c) BULK SALES COMPLIANCE. The Parties agree to waive compliance with any applicable bulk sales statutes (including without limitation, tax statutes, rules or regulations) with respect to the sale of assets hereunder or otherwise applicable to the transactions contemplated hereby.

                  (d) OPERATION OF BUSINESS. The Shareholders will not cause or permit HCC to engage in any practice, take any action, or enter into any transaction (in each case, which is material) outside the Ordinary Course of Business without prior notification to and the consent of Kendle (which consent shall not be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the Sellers will not cause or permit HCC to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock , or
(ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(v) above (OTHER THAN Section 4(v)
(ii), (iii), (xii), (xiii) and (xv)) or (iii) enter into any collective bargaining agreement, written or oral, or materially modify the terms of any existing collective bargaining or employment agreement.

                  (e) PRESERVATION OF BUSINESS. The Shareholders shall use their commercially reasonable best efforts to cause HCC to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

                  (f) FULL ACCESS. The Shareholders will permit, and the Shareholders will cause HCC to permit, representatives of Kendle to have reasonable access at reasonable times and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of HCC, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of HCC.

                  (g) NOTICE OF DEVELOPMENTS. The Shareholders will give prompt written notice to Kendle of any material adverse, or other, development, of which they become aware, causing any of the representations and warranties in
Section 4 above to no longer be accurate. Each Party will give prompt written notice to the others of any material adverse, or other, development, of which he, she or it becomes aware, causing any of his, her or its own representations and warranties in Section 3 above to no longer be accurate.

                  (h) EXCLUSIVITY. Until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to Section 13 below, none of the Shareholders will (and the Shareholders will not cause or permit HCC or any of the Shareholders' agents or representatives to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of HCC (including any acquisition structured as a merger, consolidation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Shareholders will vote their HCC Shares in favor of any such acquisition structured as a merger, consolidation or share exchange. The Seller and Shareholders will notify Kendle promptly if any Person makes any proposal, offer, inquiry, or contact, of which they become aware, with respect to any of the foregoing. If any of the Shareholders or HCC violate the covenants set forth in this Section 5(h), or if, after this Agreement has been executed, the Shareholders and HCC are obligated to consummate the transactions contemplated and the Shareholders and HCC fail to do so, in either event, HCC and the Shareholders shall: (i) pay Kendle, as liquidated damages, an amount equal to Three Percent (3%) of the Purchase Price, which shall include the Earnout Amount; and (ii) reimburse Kendle for all out-of-pocket expenses (including attorneys' and accountants' fees) Kendle incurs in connection with the transaction contemplated hereby. The foregoing liquidated damages provision shall not apply if (i) the transaction with Kendle is consummated, or (ii) if the transaction is not consummated due to a breach of this Agreement by Kendle.

                  (i) AUDIT. Seller shall permit Purchaser's outside, independent auditors to conduct an audit of the Most Recent Financial Statements. Seller and Purchaser shall each pay fifty percent (50%) of the cost of such audit which shall include any fees and expenses of Wiss & Company, LLP which relate to services performed by such firm in connection with such audit.

                  (j) CONFIDENTIALITY. Purchaser and Kendle will treat and hold as such all of the confidential and proprietary information which it has received and may receive relating to HCC, refrain from using any of such confidential and proprietary information except in connection with this Agreement and, in the event of the termination of this Agreement, will deliver promptly to HCC or destroy, at the request of HCC, all copies of such information which are in its possession. In the event that Purchaser or Kendle is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any of such confidential or proprietary information, Purchaser will notify HCC promptly of the request or requirement so that HCC may seek an appropriate protective order or waive compliance with the provisions of this Section 5(j). If, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Kendle is compelled to disclose such information, Purchaser or Kendle may disclose the such information to the tribunal; PROVIDED, HOWEVER, that each of Purchaser and Kendle shall use its commercially reasonable best efforts (at the sole cost and expense of HCC) to obtain, at the reasonable request of HCC, an order or other assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as HCC shall designate.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11 below). The Sellers acknowledge and agree that, from and after the Closing, Kendle will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort that are included within the Seller's Assets.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving HCC, each of the other Parties will cooperate, in all reasonable respects, with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 11 below).

                  (c) INSURANCE. If Geoffrey H. Kalish's employment is terminated for any reason before the fifth anniversary of the Closing Date, then Kendle and Purchaser agree, at Geoffrey Kalish's option, to either (i) cancel the key man life insurance policy under which it has paid premiums or (ii) transfer such policy to Geoffrey Kalish with no further obligation on the part of Kendle or Purchaser to make any premium payments.

                  (d) CONFIDENTIALITY. Each of the Seller and Shareholders will treat and hold as such all of the confidential and proprietary information which it has received and may receive relating to Kendle, refrain from using any of the confidential and proprietary information (other than confidential and proprietary information that solely relates to the Shareholders personally) except in connection with this Agreement or the business of HCC or Kendle and will deliver promptly to Kendle or destroy, at the request of Kendle, all copies of such information which are in his or her possession. In the event that any of the Shareholders or Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any confidential and proprietary information, that Shareholder or Seller will notify Kendle promptly of the request or requirement so that Kendle may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any Shareholder or Seller is compelled to disclose such Confidential Information, the Shareholder or Seller may disclose the confidential information to the tribunal; PROVIDED, HOWEVER, that the disclosing Shareholder or Seller shall use his or her commercially reasonable best efforts (at the sole cost and expense of the Purchaser) to obtain, at the reasonable request of Kendle, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Kendle shall designate.

                  (e) Tax Distribution. Seller shall provide to Kendle a statement setting forth the amount necessary to pay the Shareholders' respective taxes created by the income from HCC which taxes are related to Seller's operations for the period of January 1, 1999 to the Closing Date (such amount shall not include any tax obligations related to the sale of Seller's Assets). Following receipt of such statement, Kendle shall, within fifteen (15) business days, deliver to Seller the amount set forth in such statement.

                  (f) PAYMENT OF TAXES AND FEES. The Sellers shall pay or reserve for payment when due out of the Purchase Price (a) any documentary, stamp, sales, excise, transfer or other Taxes payable in respect of the sale of the assets of HCC; provided, however, that the foregoing shall not apply to taxes in respect of or based upon income or gain earned, realized or recognized by any party, which shall in each case be the responsibility of the party upon whom such taxes are imposed by applicable law. The Seller shall cause to be prepared and filed any and all returns and other filings relating to any such Taxes referred to in the first clause of the preceding sentence.

                  (g) ACCESS TO RECORDS. For a period of six (6) years after the Closing Date, Seller and its representatives shall have reasonable access to, and the right to make copies of, all of the books and records transferred to Purchaser hereunder to the extent that such access may reasonably be required by Seller or any Shareholder in connection with matters relating to or affected by the operations of the business of Seller prior to the Closing Date. Such access shall be afforded by Purchaser upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 6(g). If Purchaser shall desire to dispose of any of such books and records prior to the expiration of such six year period, Purchaser shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

                  (h) ASSIGNABILITY. To the extent that any lease, contract, license, agreement, sales or purchase order, commitment, or right included in Seller's Assets (each an "Interest") is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party or parties thereto, or any other person or entity (including a governmental authority) (or would be breached in the event of an assignment, transfer, etc. without such approval, consent or waiver) (a) this Agreement shall not constitute an assignment or conveyance thereof absent such approval, consent or waiver and (b) Seller and each Shareholder shall use such person's commercially reasonable efforts, both prior and subsequent to the Closing Date, to obtain all necessary approvals, consents or waivers necessary to convey to Buyer each such Interest. To the extent any of the approvals, consents or waivers referred to in this Section 6(h) have not been obtained as of the Closing and to the extent Purchaser and Seller waived obtaining such consents as a condition to Closing as set forth in Section 8(a)(x), the Seller and each Shareholder shall, during the remaining term of such Interest, exercise commercially reasonable efforts to cooperate with Purchaser, at its request, in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Purchaser. In the event, and to the extent that any such approval, consent or waiver is obtained subsequent to the Closing Date in connection with an Assumed Contract, such Assumed Contract will be deemed, as of the date on which such approval, consent or waiver is obtained, to have been assigned to and assumed by the Purchaser in the same manner, and to the same extent, as all other Assumed Contracts that were so assigned and assumed on the Closing Date.

         7. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Keating, Muething & Klekamp, PLL, 1400 Provident tower, One East Fourth Street, Cincinnati, Ohio 45202, commencing at 9:00 a.m., local time, on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Kendle and the Seller may mutually determine (the "Closing Date")

         8. CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF KENDLE. The obligation of Kendle to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                           (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (iv) the Seller shall have delivered to Kendle a certificate to the effect that each of the conditions specified above in Section 8(a)(i)-(iii) is satisfied in all respects;

                           (v) Kendle shall have received a letter from its insurance company that the lives of Dr. Geoffrey H. Kalish and Mr. Bradley D. Kalish are insurable on a term policy basis at standard rates for five Million Dollars ($5,000,000), and that Dr. Geoffrey H. Kalish and Mr. Bradley D. Kalish shall have cooperated with Kendle in applying for such insurance coverages;

                           (vi) Kendle's bank creditors shall have given their written consent to the transaction contemplated by this Agreement;

                           (vii) Dr. Geoffrey H. Kalish, Mr. Bradley D. Kalish, and Ms. Jill Kalish shall have entered into Employment Agreements substantially in the forms attached as
                                    Exhibit 8(a)(vii) hereto (the "Employment
                                    Agreements");

                           (viii) The Shareholders shall have each entered into a Non-Competition and Non-Disclosure Agreement substantially in the forms attached hereto as Exhibit 8(a)(viii) hereto (the "Non-Compete Agreements");

                           (ix)     Kendle or its designated assignee, Geoffrey
                                    H. Kalish, M.D., and Health Care
                                    Communications, Ltd., a Canadian corporation
                                    ("HCC Canada") shall have entered into a purchase agreement, similar to this Agreement, reasonably acceptable to Kendle and HCC Canada pursuant to which HCC Canada would sell substantially all its assets to the Purchaser and Purchaser would acquire obligations of HCC Canada like those being assumed hereunder (the "Canadian Purchase Agreement") at a purchase price of Twenty Thousand Dollars ($20,000), and such acquisition shall be closed simultaneously with the Closing;

                           (x) The Parties shall have received all consents to assignment of the Assumed Contracts;

                           (xi) no material adverse change in the business, assets, liabilities, income, financial condition, operations or results of operations of HCC ("HCC Material Adverse Change") shall have occurred; provided, however, if a HCC Material Adverse Change shall have occurred, Kendle and the Seller shall negotiate in good faith with respect to a reasonable adjustment of the Purchase Price (but no party shall be obligated to so negotiate beyond the Expiration Date). If agreement is not reached with respect to such an adjustment, Kendle may terminate this Agreement for failure of a condition precedent subject to the terms and conditions of Section 13 hereof;

                           (xii) the Parties and HCC shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above;

                           (xiii) Kendle shall have received from counsel to the Seller an opinion in form and substance reasonably acceptable to Kendle, addressed to Kendle, and dated as of the Closing Date;

                           (xiv) each of the Shareholders and Seller shall have executed and delivered an escrow agreement, reasonably acceptable to Seller and Kendle, substantially in the form annexed hereto as Exhibit 8(a)(xiv)and modified appropriately to take account of the terms of this Agreement (the "Escrow Agreement");

                           (xv)     all other certificates, opinions,
                                    certificates, instruments, and other
                                    documents required to effect the
                                    transactions contemplated hereby will be reasonably satisfactory in form and substance to Kendle;

                            (xvi) the majority of the employees of Seller agree to become employees of Purchaser at substantially similar salaries.

                           (xvii)   Seller shall have delivered Disclosure
                                    Schedule 4(f) listing all Equipment with a net book value in excess of $5,000;

                           (xviii) Seller shall have delivered final compiled Financial Statements for the year ending December 31, 1998, which are substantially similar to the draft Financial Statements provided on Disclosure Schedule 4(h).


Kendle may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller and Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                           (ii) each of the Purchaser and Kendle shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (iv) Kendle shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

                           (v) Dr. Geoffrey H. Kalish, Mr. Bradley D. Kalish and Ms. Jill Kalish shall have entered into the Employment Agreements;

                           (vi) Kendle shall have executed and delivered the Registration Rights Agreement substantially in the form of Exhibit 8(b)(vi) hereto;

                           (vii) no material adverse change in the business, assets, liabilities, income or financial condition of Kendle ("Kendle Material Adverse Change") shall have occurred since December 31, 1998 provided, however, that if a Kendle Material Adverse Change shall have occurred, the Seller and Kendle shall negotiate in good faith with respect to a reasonable adjustment to the Purchase Price (but no party shall be obligated to so negotiate beyond the Expiration Date). If agreement is not reached with respect to such an adjustment, the Seller may terminate this Agreement for failure of a condition precedent, subject, to the terms and conditions of Section 13 hereof;

                           (viii) The Parties shall have received all consents to assignment of the Assumed Contracts;

                           (ix) the Parties and HCC shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above;

                           (x) the Seller shall have received from counsel to Kendle an opinion, reasonably acceptable to Seller, addressed to the Shareholders and the Seller, and dated as of the Closing Date;

                           (xi) Kendle, Purchaser and The Fifth Third Bank shall have executed and delivered the Escrow Agreement; and

                           (xii) all other certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

                           (xiii) Kendle, Geoffrey H. Kalish, M.D., and HCC Canada shall have entered into the Canadian Purchase Agreement, and such acquisition shall be closed simultaneously with the Closing.

         The Seller may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

         9. OBLIGATIONS OF SELLER AT CLOSING. At Closing:

                  (a) DOCUMENTS RELATING TO TITLE OF ASSETS. Seller shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Purchaser the following, in form and substance reasonably satisfactory to Purchaser:

                           (i) Deeds, bills of sales, vehicle titles and assignments in form and substance satisfactory to Purchaser and sufficient to convey to Purchaser good and valid title to all Seller's Assets free and clear of all Encumbrances.

                           (ii) An assignment to Purchaser and assumption by Purchaser of all of Seller's rights and interests in, to and under each Lease of real and personal property and Contracts constituting an Assumed Liability.

                           (iii)    A trademark assignment agreement.



                  (b) POSSESSION. Seller shall deliver to Purchaser full possession and control of the Assets.

                  (c) THIRD PARTY CONSENTS. Seller shall exercise commercially reasonable best efforts to obtain and deliver to Purchaser any consents, approvals, waivers and authorizations of third parties which are necessary in the reasonable opinion of Purchaser for the consummation of this Agreement, as well as those necessary for the assignment of the Leases and Contracts included in the Assumed Liabilities.

                  (d) CHANGE OF NAME. Seller shall deliver evidence satisfactory to Purchaser that Seller is changing the name of HCC to a name not confusingly similar to HCC.

                  (e) ADDITIONALLY REQUESTED DOCUMENTS; POST CLOSING ASSISTANCE. At the reasonable request of Purchaser at the Closing Date and at any time or from time to time thereafter, Seller shall cooperate with Purchaser to put Purchaser in actual possession and operating control of the Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Purchaser may reasonably request in order to effectively sell, convey, transfer and assign the Seller's Assets to Purchaser, to execute and deliver such further instruments and to take such other actions as Purchaser may reasonably request to release Purchaser from all obligation and liability with regard to any obligation or liability retained by Seller.

         10. OBLIGATIONS OF PURCHASER AT CLOSING. At Closing:

                  (a) PURCHASE PRICE. Purchaser shall deliver to Seller cash and Kendle Shares in the aggregate amount of the Purchase Price specified herein and shall deliver to the Escrow Agent the balance of the Purchase Price as specified herein.

                  (b) CORPORATE GOOD STANDING AND CERTIFIED BOARD RESOLUTIONS. Purchaser shall deliver to Seller a certificate of Good Standing from the Secretary of the State of Ohio and a certified copy of the resolutions of the Board of Directors of the Purchaser approving this Agreement and consummation of the transactions intended hereby.

         11. REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. All of the representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Shareholders and Seller contained in Section 3(a) and Section 4), shall survive the Closing and continue in full force and effect for a period of two (2) years following the Closing Date; provided, however, that the representations and warranties contained in Section 4(j), Section 4(t) and Section 4(aa) shall continue in full force and effect until the expiration of the relevant statute of limitations. All covenants and agreements shall survive in accordance with their terms or, if no term is stated, indefinitely.

                  (b)     INDEMNIFICATION PROVISIONS FOR BENEFIT OF KENDLE.

                           (i) In the event any of the Shareholders or Seller breaches any of his or her representations, warranties, and covenants contained herein (other than the representations and warranties in Section 3(a) above and the covenants in Sections 12 and 5(h)), and, if there is an applicable survival period pursuant to Section 11(a) above, provided that Kendle makes a written claim for indemnification against the Shareholder or Seller within such survival period, then the Shareholders and the Seller agree on a joint and several basis to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of or caused by the breach (including, in the case of the representation contained in Section 4(aa), all per diem penalties assessed under 15 U.S.C.Section 18a(g)(1)).

                           (ii) In the event any Shareholder breaches any of his or her representations and warranties in
                                    Section 3(a) above, and, if there is an
                                    applicable survival period pursuant to
                                    Section 11(a) above, provided that Kendle makes a written claim for indemnification against such Shareholder within such survival period, then such Shareholder individually (and not jointly and severally) agrees to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, in connection with or caused by the breach.

                           (iii) The maximum aggregate liability of the Shareholders and Seller combined for indemnification under Section 11(b)(i) and
                                    Section 11(b)(ii) shall be limited to the Purchase Price plus the Earnout Amount paid to the Seller (or to the Escrow Agent under Section 11(b)(v)) plus any additional Earnout Amount paid to the Seller (or to the Escrow Agent under Section 11(b)(v)) (the "Maximum Indemnification Obligation"). The maximum aggregate liability of each of the Shareholders for indemnification under
                                    Section 11(b)(i) and Section 11(b)(ii) shall be limited as follows: Geoffrey H. Kalish, M.D. - 70% of the Maximum Indemnification Obligation; Bradley D. Kalish - 20% of the Maximum Indemnification Obligation, Jill Kalish - 10% of the Maximum Indemnification Obligation.

                           (iv) In no event shall the Shareholders or Seller be obligated to indemnify Kendle under
                                    Section 11(b)(i) or Section 11(b)(ii) unless and until the aggregate Adverse Consequences for which Kendle would otherwise be entitled to indemnification under either Section 11(b)(i) or Section 11(b)(ii) or both exceeds Seventy-Five Thousand Dollars ($75,000.00) (the "Basket"). After the aggregate Adverse Consequences for which Kendle would otherwise be entitled to indemnification under either Section 11(b)(i) or Section 11(b)(ii) or both exceeds the amount of the Basket, Kendle shall be entitled to indemnification for all such Adverse Consequences, but only to the extent that they exceed $10,000 (such latter figure being the "deductible"). Such deductible shall be applicable to the Shareholders in accordance with the percentages in Section 11(b)(iii) or as may be otherwise agreed by the Shareholders.

                           (v) Kendle may satisfy Shareholders' or Seller's indemnification obligations by recourse to the escrow fund held by The Fifth Third Bank, as escrow agent, pursuant to the Escrow Agreement; provided, however that recourse to the escrow fund shall not constitute Kendle's sole remedy or source for satisfaction of indemnification claims under this Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that, in the event and to the extent that any given claim or claims being asserted could be satisfied out of the assets being held under the Escrow Agreement, no party shall have the right to satisfy, or attempt to satisfy, such claim with assets of the Shareholders or the

                                    Seller other than such escrowed assets. In the event, and to the extent, that any given claim or claims being asserted in good faith by the Purchaser could not be satisfied out of the assets being held under the Escrow Agreement, Purchaser may seek recourse by depositing earned, but not yet paid, Earnout Amounts with the Escrow Agent under the Escrow Agreement.

                  (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER AND SHAREHOLDERS. In the event Kendle or Purchaser breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 11(a) above, provided that any of the Shareholders or Seller makes a written claim for indemnification against Kendle or Purchaser within such survival period, then Kendle and Purchaser agree, jointly and severally, to indemnify each of the Shareholders and Seller from and against the entirety of any Adverse Consequences the Shareholders or Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Shareholders or Seller may suffer after the end of any applicable survival period) resulting from, arising out of, in connection with, or caused by such breach.

                  (d) MATTERS INVOLVING THIRD PARTIES.

                           (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 11, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and
                                    (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (iv)     In the event any of the conditions in
                                    Section 11(d)(ii) above is or becomes
                                    unsatisfied, however, (A) the Indemnified
                                    Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with unless the

                                    Indemnifying Party shall have elected to participate in accordance with Section 11(d)(v) below, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences for which it may be liable under Section 11 hereof.

                           (v) With respect to any Third Party Claim the defense and/or settlement of which is being conducted by the Indemnified Party, the Indemnifying Party shall have the right, at its expense, to fully participate in (but not control) such defense and/or settlement with counsel of its own choosing.

                  (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Federal Rate as the discount rate) in determining Adverse Consequences for purposes of this
Section 11. All indemnification payments under this Section 11 shall be deemed adjustments to the Purchase Price.

                  (f) OTHER INDEMNIFICATION PROVISIONS. This Section 11 shall, except for any liquidated damages provided for under Section Section 5(h), 12 and 13(b) and except for any equitable relief which a court may grant in its discretion under Section 14(o), be the exclusive remedy for any breach of this Agreement.

         12.      NON-COMPETITION COVENANT.

                  (a) BASIC COVENANT. The Seller agrees that for a period of four years from and after the Closing Date (the "Non-Compete Term") it shall not, directly or indirectly, as an officer, director, employee, consultant, principal, partner, member, shareholder or otherwise: (i) engage in the business of a contract research organization (within the meaning of 21 CFR Part 312.3), providing clinical research and drug development services to pharmaceutical and biotechnology companies (the "Business"), or engage in the business of providing medical education and communications services including organizational and meeting management services and publishing and editorial services related to medical education to pharmaceutical companies or medical associations ("HCC Business"), in any state of the United States of America or in any other jurisdiction or country outside the United States of America: (x) in which HCC or any of its subsidiaries or affiliates conducted business or had operations immediately prior to consummation of the transactions contemplated by this Agreement; or (y) in which HCC or Kendle, at any time during the Non-Competition Term, engages in the Business; or (ii) solicit or accept orders that relate specifically to the Business from any customer or active potential customer of HCC existing on the Closing Date.

                   (b) REMEDIES FOR BREACH OF NON-COMPETITION COVENANT. The Seller hereby agrees and acknowledges that the restrictions contained in the Non-Compete Covenant are reasonable and necessary to protect the legitimate interests of Kendle and its Affiliates and that Kendle would not enter into this Agreement without such Non-Compete Covenant. Should Seller breach its obligations set forth in Section 12(a), then Kendle shall deliver notice of such breach to Seller and Seller shall have thirty (30) days to cure such breach or such longer time may be as reasonably necessary to cure such breach provided Seller is diligently pursuing such cure and does not exceed sixty (60) days. The Parties agree that if the Seller breaches its Non-Compete Covenant that continuing and irreparable harm will be caused to Kendle thereby and that Kendle shall, in the event Seller shall not have cured such breach as provided above, be entitled to liquidated damages as set forth below in Section 12(c) below. This liquidated damages provision shall only apply if the liquidated damages provision of the Non-Competition and Non-Disclosure Agreements of the Shareholders is not applicable. The Parties hereby instruct any court that may find any provision of this Non-Compete Covenant to be unenforceable because it is over broad or in violation of public policy to modify this Non-Compete Covenant to the minimum extent needed to permit enforcement thereof.

                   (c) LIQUIDATED DAMAGES. Should the Seller violate the restrictions set forth in Section 12(a) in either of the first two years following the Closing Date (and Seller shall fail to cure in accordance with Section 12(b) above) Seller shall pay Kendle liquidated damages in the amount of Ten Million Dollars ($10,000.00). Should the Seller violate the restrictions set forth in Section 12(a) in either the third or fourth year following the Closing Date (and Seller shall fail to cure in accordance with Section 12(b) above), Seller shall pay Kendle liquidated damages in the amount of Six Million Dollars ($6,000,000.00). Notwithstanding any of the foregoing, in no event shall the maximum aggregate amount of damages recoverable by Kendle and/or Purchaser under this Section 12 for any and all breaches hereof exceed the sum of $10,000,000.

         13.      TERMINATION.

                  (a) TERMINATION OF AGREEMENT. This Agreement may only be terminated as provided below:

                           (i) Kendle and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) Kendle may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event any of the Shareholders or Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Kendle has notified the Shareholders or Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 20, 1999 (the "Expiration Date"), by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from Kendle or Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           (iii) the Seller may terminate this Agreement by giving written notice to Kendle at any time prior to the Closing (A) in the event Kendle or Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Shareholders or Seller has notified Kendle or Purchaser of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the Expiration Date, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from any of the Shareholders or Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

                  (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 13(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party relating to any present or previous breach). If after this Agreement has been executed, Kendle is obligated to consummate the transactions contemplated hereby and Kendle fails to do so in accordance with the terms hereof, Kendle shall pay Seller, as liquidated damages, an amount equal to Three Percent (3%) of the Purchase Price, including Earnout Amount.

         14.      MISCELLANEOUS.

                  (a)[INTENTIONALLY OMITTED]

                  (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any other public announcement relating to the subject matter of this Agreement prior to Closing without the prior written approval of Kendle and the Seller (which approval shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that any Party may make any public disclosure if it, in good faith, believes is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure). Notwithstanding the foregoing, the Parties agree that any Party may issue a mutually agreeable press release or other public announcement upon (i) the execution of this Agreement, (ii) the Closing, and (iii) the reasonable request of the other Parties.

                  (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate or related in any way to the subject matter hereof.

                  (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Kendle and the Seller; provided, however, that Kendle may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Kendle nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the  Seller
         Or to Geoffrey H. Kalish, MD:      Geoffrey H. Kalish, M.D.
                                            2 Cedar Lane
                                            Chappaqua, New York 10514
With a Required Copy to:                    Epstein Becker & Green, P.C.
                                            250 Park Avenue
                                            New York, New York  10177
                                            Attention: Lowell S. Lifschultz., Esq.

         If to Brad Kalish:                 251 West 92nd Street
                                            Apartment #5D
                                            New York, New York 10025

         If to Jill Kalish                  320 East 39th Street
                                            Apartment #24R
                                            New York, New York 10016

         With a Required Copy
         In each case to:                   Epstein Becker & Green, P.C.
                                            250 Park Avenue
                                            New York, New York  10177
                                            Attention: Lowell S. Lifschultz., Esq.


         IF TO KENDLE:                      KENDLE INTERNATIONAL INC.
                                            441 Vine Street
                                            700 Carew Tower
                                            Cincinnati, Ohio  45202
                                            Attention:        Paul F. Ritter, Esq.
                                                  Secretary & General Counsel

         With a Required Copy to:           KEATING, MUETHING & KLEKAMP, P.L.L.
         ------------------------           One East Fourth Street
                                            1400 Provident Tower
                                            Cincinnati, Ohio  45202
                                            Attention:        Edward E. Steiner, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient and such notice shall be effective upon such actual receipt. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

                  (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Kendle, the Seller and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights or remedies arising by virtue of any prior or subsequent such occurrence.

                  (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) EXPENSES. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

                  (p) KENDLE GUARANTEE. Kendle hereby unconditionally and irrevocably guarantees the payment and performance of Purchaser's obligations under this Agreement, so that, in the event that Purchaser fails to make any of such payments or render any such performance, Kendle shall make such payments or render such performance without Seller or Shareholders having first to pursue or exhaust any remedies against the Purchaser.





Rest of Page Left Intentionally Blank
-------------------------------------

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    K.A.U., INC., a subsidiary of
                                    Kendle International Inc.


                                    By: /s/ ANTHONY L. FORCELLINI
                                       -----------------------------------------
                                    Name: Anthony L. Forcellini
                                    Title: Vice President


                                    Kendle International Inc.


                                    By: /s/ ANTHONY L. FORCELLINI
                                       -----------------------------------------
                                    Name: Anthony L. Forcellini
                                    Title: Executive Director



                                    SHAREHOLDERS


                                    By:_________________________________________
                                             Geoffrey H. Kalish, M.D.


                                    By:_________________________________________
                                             Bradley L. Kalish

                                    By:_________________________________________
                                             Jill Kalish

                                    SELLER

                                    By:_________________________________________
                                    Name:
                                    Title:

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    K.A.U., INC., a subsidiary of
                                    Kendle International Inc.


                                    By:_________________________________________
                                    Name:
                                    Title:


                                    Kendle International Inc.


                                    By:_________________________________________
                                    Name:
                                    Title:



                                    SHAREHOLDERS


                                    By: /s/ GEOFFREY H. KALISH, M.D.
                                       -----------------------------------------
                                             Geoffrey H. Kalish, M.D.


                                    By: /s/ BRADLEY L. KALISH
                                       -----------------------------------------
                                             Bradley L. Kalish


                                    By: /s/ JILL KALISH
                                       -----------------------------------------
                                             Jill Kalish



                                    HEALTH CARE COMMUNICATIONS, INC.


                                    By: /s/ GEOFFERY H KALISH M.D.
                                       -----------------------------------------
                                    Name: Geoffery H Kalish M.D.
                                    Title: President